UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

BLACKROCK INNOVATION AND GROWTH TERM TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BLACKROCK INNOVATION AND GROWTH TERM TRUST

50 Hudson Yards

New York, NY 10001

AMENDMENT TO

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 25, 2024

On April 25, 2024, BlackRock Innovation and Growth Term Trust (the “Fund”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”), which was distributed in connection with the annual meeting of shareholders of the Fund to be held on Tuesday, June 25, 2024 at 11:00 a.m. (Eastern time) (the “Meeting”). The Fund is filing this amendment (this “Amendment”) to the Proxy Statement to add the following to the section of the Proxy Statement entitled “VOTE REQUIRED AND MANNER OF VOTING PROXIES”:

On December 5, 2023, the U.S. District Court for the Southern District of New York granted judgment in favor of a plaintiff’s claim for rescission of resolutions by sixteen closed-end funds that are Maryland corporations and statutory trusts, including certain BlackRock-sponsored funds domiciled in Maryland, that “opted in” to elect to be subject to the Maryland Control Share Acquisition Act. The district court declared that the funds’ elections violate Section 18(i) of the 1940 Act. The funds have appealed the district court’s decision to the U.S. Court of Appeals for the Second Circuit. In light of the district court’s decision, the Maryland Control Share Acquisition Act will not apply to the Trust’s 2024 and 2025 annual shareholder meetings.

Important Information

This Amendment should be read in conjunction with the Fund’s Proxy Statement filed with the SEC on April 25, 2024. To the extent that information in this Amendment differs from or updates information contained in the Proxy Statement, the information in this Amendment controls. This Amendment does not change or update any of the other disclosures contained in the Proxy Statement.

The date of this Amendment is May 20, 2024.